Form C

Cover Page

Name of issuer:

smartQED, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 4/13/2016

Physical address of issuer:

421 37th Ave
San Mateo CA 94403

Website of issuer:

http://www.smartqed.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

7/31/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$4,475.00	$0.00
Cash & Cash Equivalents:	$4,475.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$4,400.00	$0.00
Long-term Debt:	$85,000.00	$0.00
Revenues/Sales:	$1,200.00	$0.00
Cost of Goods Sold:	$1,779.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($94,565.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

smartQED, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Julie Basu	Technology Business Executive	smartQED, Inc.	2016
Rishi Mukhopadhyay	Technology Operations & Business Development	smartQED, Inc.	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Julie Basu	CEO	2016
Julie Basu	Head of R&D	2016
Rishi Mukhopadhyay	COO	2016
Rishi Mukhopadhyay	Head of Product	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Julie Basu	6000000.0 Common Stock	63.75
Rishi Mukhopadhyay	2000000.0 Common Stock	21.25

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company is an early stage company incorporated on April 13, 2016. Accordingly, the Company's operations are subject to all the risks inherent in the establishment of a new business enterprise, including potential operating losses. Any investment in the Company must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development in new and rapidly evolving markets. These risks include the Company's substantial dependence on acceptance into a highly competitive marketplace surrounded by better funded and more established companies, our need to conduct product development, and our need to expand our sales and support organizations, respond to competition, manage changing operations, develop strategic relationships, control costs and expenses, maintain and enhance our brand, expand our product and service offerings, improve function and benefits, attract, integrate, retain and motivate qualified personnel, and rely upon acceptance and growth in our targeted markets. In addition to being subject to all of the risks associated with the creation of a new business, the Company will be subject to factors affecting business generally, such as general economic conditions, increasing government regulatory activity, and competition. The Company believes that the estimates prepared by them for capital needs for their operations are reasonable, but until their operations have continued for a period of time, it will be impossible to determine the accuracy of such estimates. No assurance can be given as to the ultimate success of the Company. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business.

Although a team of experienced entrepreneurs leads the company, none of them have ever been involved in bringing an IT/DevOps Operations Product to market. There is also limited proof of the business model—there is no certainty of the number or persistence of consumers interested in buying the toolset that the Company provides.

The Company might not sell enough securities in this offering to meet its operating needs and fulfill its plans, in which case the Company might need to reduce sales & marketing, engineering, or other expenses. Were recurring revenue to decrease, further cuts would be needed and hurt the Company's ability to meet its goals. Even if the Company raises the entire round successfully, we may need to raise more capital in the future in order to continue. Even if we do make successful offering(s) in the future, the terms of that offering might result in your investment in the company being worth less because of the terms of future investment rounds.

We have minimal operating capital and, even if we raise $107,000 in this offering, for the foreseeable future we will be dependent upon our ability to finance our operations from the sale of additional equity or other financing alternatives. We have a history of accumulated deficits that may continue into the foreseeable future. Startups often depend on raising several rounds of additional capital until they're profitable. There can be no assurance that we will be able to successfully raise operating capital. The failure to successfully raise operating capital could result in our bankruptcy or other event which would have a material adverse effect on us and our stockholders. We have no significant assets or financial resources, so the failure to raise sufficient operating capital could put your investment dollars at significant risk.

Breaches of the Company's platform and systems may materially affect client adoption and subject the Company to significant negative reputational, legal or operational consequences. smartQED's user privacy has never been compromised to date due to a focus on encryption and security, but 100% security cannot be guaranteed. Cyber-crimes are becoming increasingly common and aggressive which brings parallel increase in risk.

Increased IT security threats and more sophisticated cyber crime pose a potential risk to the security of our IT systems, networks, and services, as well as the confidentiality, availability, and integrity of our data. If the IT systems, networks, or service providers we rely upon fail to function properly, or if we suffer a loss or disclosure of business or other sensitive information, due to any number of causes, ranging from catastrophic events to power outages to security breaches, and our business continuity plans do not effectively address these failures on a timely basis, we may suffer interruptions in our ability to manage operations and reputational, competitive and/or business harm, which may adversely affect our business operations and/or financial condition. In addition, such events could result in unauthorized disclosure of material confidential information, and we may suffer financial and reputational damage because of lost or misappropriated confidential information belonging to us or to our partners, our employees, customers, suppliers or consumers. In any of these events, we could also be required to spend significant financial and other resources to remedy the damage caused by a security breach or to repair or replace networks and IT systems. The trend toward public notifications of such incidents could exacerbate the harm to our business operations or financial condition.

The Company's revenue model may be impaired or change. The Company's success depends mainly on its ability to receive revenue as earnings from Software Licensing and our SaaS product. The company may generate but retain some or all of the earnings for growth and development of its business and accordingly, not make distributions to the shareholders. If the Company does not generate revenue, its business, financial condition, and operating results will be materially adversely affected.

The Company has made certain assumptions about the IT Operations marketplace in order to create financial projections for the business. There is risk associated with the accuracy of these projections due to continuous changes in technology, new feature introductions by competitors, and changes in enterprise buying habits. In order to mitigate this risk, the Company has taken great care to ensure the reliability and source quality of key assumptions used in the business plan. The company diligently researches publicly-available information and initiatives of competitors. changes in the marketplace and changes in user preferences. We pride ourselves on being innovative and ahead of the curve whenever possible.

We do not plan to pay dividends to its shareholders in the near future and there is no guarantee it will ever receive any profit from its operations so as to be able to declare and pay dividends to its shareholders.

We rely heavily on our technology and intellectual property, but we may be unable to adequately or cost-effectively protect or enforce our intellectual property rights, thereby weakening our competitive position and increasing operating costs.
To protect our rights in our products and technology, we rely on a combination of copyright and trademark laws, trade secrets, confidentiality agreements with employees and third parties, and protective contractual provisions. Despite our efforts to protect our proprietary rights, unauthorized parties may copy aspects of our products or technology, obtain and use information, marks, or technology that we regard as proprietary, or otherwise violate or infringe our intellectual property rights. In addition, it is possible that others could independently develop substantially equivalent intellectual property. If we do not effectively protect our intellectual property, or if others independently develop substantially equivalent intellectual property, our competitive position could be weakened. Effectively policing the unauthorized use of our products and technology is time-consuming and costly, and the steps taken by us may not prevent misappropriation of our technology or other proprietary assets. The efforts we have taken to protect our proprietary rights may not be sufficient or effective, and unauthorized parties may copy aspects of our products or obtain and use information, marks, or technology that we regard as proprietary. We may have to litigate to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of others' proprietary rights, which are sometimes not clear or may change. Litigation can be time consuming and expensive, and the outcome can be difficult to predict.

As a startup organization, the company is still very dependent on its co-founders. If anything catastrophic were to happen to the company's founding team, the future of the company may be compromised. The Company currently does not carry key person life insurance, however, the Company plans to secure key person life insurance when such coverage is deemed financially prudent. Also, the Company's future success may further depend on the Company's ability to attract and retain additional key personnel and third party contractual relationships. If the Company is unable to attract and retain key personnel and third party contractors, this could adversely affect our business, financial condition, and operating results.

We will need to amend the Certificate of Incorporation to authorize the creation and issuance of Preferred Stock.

We rely heavily on our customers and could lose some of our customers, which could be detrimental to our company. We will also have to continue to attract new customers to ensure growth.

We have issued $200,000 worth of convertible notes to a related party, Julie Basu, a Director. Some of these have reached maturity date but have not yet converted and the purchaser can demand payment at any time.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: Ongoing R&D expenses for smartQED Product.

We estimate that about 80% of the funds raised will go towards the R&D line item and 20% will go towards SG&A expenses.

We currently work with 3 consulting firms located in India for development, which will constitute the majority of the R&D budget. We have 2 resources here in the US that are paid (well below the market rate). These resources will constitute the remaining R&D Budget.

The 20% SG&A expense will constitute an assortment of miscellaneous expenses including travel & entertainment, software services and taxes. Part of the 20% of the SG&A expenses will also be the 4% Wefunder Intermediary fee.

If we raise: **$107,000**

Use of Proceeds: Key full time R&D hire in Silicon Valley for Machine Learning, Sales Consultants.

We estimate that about 70% of the funds will go towards the R&D line item while 30% of the funds will go towards SG&A expenses.

Majority of the R&D expense will go towards the 3 consulting firms that we work with in India for development, and an ML developer here in the US that we would like to bring on board full time. We plan to additionally revise the compensation of our other resources closer to market rate to retain the talent.

Majority of the SG&A budget will constitute a sales consultant that we plan to hire to expand our pipeline. There may be a minimum allocation of SG&A budget for salary for a co-founder to meet basic living needs. Remaining SG&A budget constitutes an assortment of miscellaneous expenses including travel & entertainment, software services and taxes. Part of the 30% of the funds that will go towards the SG&A line item will include the 4% WeFunder intermediary fee.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the amount invested by the Investor divided by the result of (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the **discount rate** (85%), or
- (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $50,000 of the securities, investors will receive a valuation cap of $4.5 million and a discount rate of 80%.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors in the SAFEs will have no voting rights.

Execution. Investors who invest less than **$10,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor **is not** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor **is** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor **is** or **is not** a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term “accredited investor” means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term “member of the family of the purchaser or the equivalent” includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10,000,000	8,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	1,411,760

Describe any other rights:

Common Stock have voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor’s rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company’s operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor’s interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor’s securities will decrease, which could also diminish the Investor’s voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor’s interest will typically also be diluted.

Based on the risk that an Investor’s rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	07/19/16
Amount	$25,000.00
Interest rate	4.0% per annum
Discount rate	0.0%
Uncapped Note	Yes
Maturity date	07/19/17

Convertible Note

Issue date	10/04/16
Amount	$25,000.00
Interest rate	4.0% per annum
Discount rate	0.0%
Uncapped Note	Yes
Maturity date	11/04/17

Convertible Note

Issue date	12/02/16
Amount	$25,000.00
Interest rate	4.0% per annum
Discount rate	0.0%
Uncapped Note	Yes
Maturity date	12/02/17

Convertible Note

Issue date	03/01/17
Amount	$75,000.00
Interest rate	4.0% per annum
Discount rate	0.0%
Uncapped Note	Yes
Maturity date	03/01/18

Convertible Note

Issue date	11/10/17
Amount	$50,000.00
Interest rate	4.0% per annum
Discount rate	0.0%
Uncapped Note	Yes
Maturity date	11/10/18

Note on the above: As seen above as of March 1, 2017 $150,000 had been invested via convertible notes. However, as of the fiscal year end there were $85,000 in proceeds because the financier (Julie Basu) had only wired $85,000 / $150,000 as of March 31, 2017. The rest of the amount was paid later after the fiscal year end (in tranches). The cash flow statement represents actual cash in/cash out. As detailed in the financial statements, while the Maturity Date of the note is 12 months, the intent of Julie Basu (founder and related party) is not to redeem the note until a Qualified Financing where Company issues and sells shares of preferred stock.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
7/2016	Section 4(a)(2)	Convertible Note	$25,000	General operations
9/2016	Section 4(a)(2)	Common stock	$900	General operations
10/2016	Section 4(a)(2)	Convertible Note	$25,000	General operations
12/2016	Section 4(a)(2)	Convertible Note	$25,000	General operations
3/2017	Section 4(a)(2)	Convertible Note	$75,000	General operations
11/2017	Section 4(a)(2)	Convertible Note	$50,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer’s last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Julie Basu
Amount Invested	$25,000.00
Transaction type	Convertible note
Issue date	07/19/16
Interest rate	4.0% per annum
Discount rate	0.0%
Maturity date	07/19/17
Uncapped note	Yes
Relationship	CEO & Director

Name	Julie Basu
Amount Invested	$50,000.00
Transaction type	Convertible note
Issue date	11/08/17
Interest rate	4.0% per annum
Discount rate	0.0%
Maturity date	11/10/18
Uncapped note	Yes
Relationship	CEO & Director

Name	Julie Basu
Amount Invested	$75,000.00
Transaction type	Convertible note
Issue date	03/01/17
Interest rate	4.0% per annum
Discount rate	0.0%
Maturity date	03/01/18
Uncapped note	Yes
Relationship	CEO & Director

Name	Julie Basu
Amount Invested	$25,000.00
Transaction type	Convertible note
Issue date	12/02/16
Interest rate	4.0% per annum
Discount rate	0.0%
Maturity date	12/02/17
Uncapped note	Yes
Relationship	CEO & Director

Name	Julie Basu
Amount Invested	$25,000.00
Transaction type	Convertible note
Issue date	10/04/16
Interest rate	4.0% per annum
Discount rate	0.0%
Uncapped note	Yes
Relationship	CEO & Director

Note on the above: As seen above as of March 1, 2017 $150,000 had been invested via convertible notes. However, as of the fiscal year end there were $85,000 in proceeds because the financier (Julie Basu) had only wired $85,000 / $150,000 as of March 31, 2017. The rest of the amount was paid later after the fiscal year end (in tranches). The cash flow statement represents actual cash in/cash out. As detailed in the financial statements, while the Maturity Date of the note is 12 months, the intent of Julie Basu (founder and related party) is not to redeem the note until a Qualified Financing where Company issues and sells shares of preferred stock.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

smartQED is an AI-driven intelligent workbench for IT Ops/DevOps teams & Data Centers to expedite problem resolution. We analyze information from both private and crowd-sourced sources to recommend likely root causes and solutions. We also enable collaborative investigations through self-learning visual tools for systematic Root Cause Analysis, making it easy for teams to jointly resolve problems while learning from user actions. smartQED greatly lowers the time taken to resolve complex issues

Our vision is to become the one-stop shop for DevOps & IT problem resolution. Whether it is a mission-critical problem with major business impact, or a minor issue that keeps getting pushed to the back burner- smartQED would be able to guide its users quickly a solution, like a virtual expert "IT doctor". Businesses today face enormous revenue loss and reputational damage due to IT service outages, and we want to help alleviate these pains. Our goal is to achieve a $20-25M in ARR by 2020.

There are many more team members (12) but they are consultants as majority are part time and some are being compensated only through equity. Although there are only two permanent employees at this time, we plan to hire many of the consultants as full time employees of the company once it is financially sound. Furthermore, the key team members also have equity ownership even though they are consultants, giving them a long term interest in the success of the firm.

Milestones

smartQED, Inc. was incorporated in the State of Delaware in April 2016.

Since then, we have:

- Closed first revenue from paid pilot with global telecom company

- Met with a wide range of customers to identify specific use cases

- Released a deployable beta that is being used for the pilot

- Built world class team of expert engineers, advisors & biz. leaders

Historical Results of Operations

Our company was organized in April 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin*. For the period ended March 31, 2017, the Company had revenues of $1,200. Our gross margin was -48.25%.

- *Assets*. As of March 31, 2017, the Company had total assets of $4,475, including $4,475 in cash.

- *Net Loss*. The Company has had net losses of $94,565 for the fiscal year ended March 31, 2017.

- *Liabilities*. The Company's liabilities totaled $98,140 for the fiscal year ended March 31, 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $200,000 in convertibles.Currently, we are a bootstrapped company relying on the funding of founder Julie Basu and expect to receive some revenue from our pilot customers. After the crowdfunding round, we expect to open a $1M seed round where we will approach angel investors & traditional seed funds.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 4 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 1 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

smartQED, Inc. cash in hand is $22,692, as of February 8, 2018. In the ongoing fiscal year (Apr. 2017-Mar. 2018), our revenues have totaled $15,000. Cost of goods sold has averaged around $200/month, and operational expenses have averaged around $10,500/month, for an average burn rate of around $9,000 per month. Our intent is to be profitable in 24 months.

If this capital $107,000 is the only capital that we are able to raise in the next 3-6 months then, our expenses are expected to increase by 10-20% . If we are able to raise a full $1M seed round within the next three-six months then we plan to increase our burn rate to between $75,000-$85,000 per month. At a high level, the goal is that this $1M will last us another 1 year while hiring a full time team in Silicon Valley and India.We expect to increase our revenues to a run rate of around 10K per month at the end of 6 months. In addition to the crowdfunding round, we plan to raise a total of $1M within the next six months and hire key full time employees and a sales executive. If we are able to complete the raise, our burn rate will increase to around 80K per month. If we are unable to complete the $1M raise, then we will continue with the majority of our employees as part time. In this case, burn will be the same range as it is currently.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Rishi Mukhopadhyay, certify that:

(1) the financial statements of smartQED, Inc. included in this Form are true and complete in all material respects ; and

(2) the tax return information of smartQED, Inc. included in this Form reflects accurately the information reported on the tax return for smartQED, Inc. filed for the fiscal year ended 2017.

Rishi Mukhopadhyay
Technology Operations & Business Development

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities?☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered “Yes” to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer’s website at:

http://www.smartqed.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Julie Basu
Rishi Mukhopadhyay

Appendix E: Supporting Documents

INVEST IN SMARTQED, INC.

CLOSING IN...

0 days 5 hours 22 minutes 48 seconds

Closing on July 31, 11PM EDT

min. target met

$71,554

raised of $107k max target from 130 investors

Intelligent Incident Response for IT Ops with AI and Real-Time Collaboration

smartQED is an AI-driven intelligent workbench to expedite problem-solving for IT Ops/DevOps teams & data centers. We analyze information from both private and crowd-sourced sources to recommend likely causes and solutions. We enable collaborative investigations through self-learning visual tools for systematic Cause Analysis, making it easy for teams to jointly resolve problems while learning from user actions. smartQED greatly reduces the time taken to resolve complex issues.



Julie Basu
CEO and Head of R&D
MS & PhD in CS from Stanford with focus on AI & Databases. Previously Dir. of Eng at Oracle.

SmartQED Intro



Why you may want to invest

1. Closed first revenue from paid pilot with global telecom company.
2. Built & released a Beta Product that is being used for customer pilots.
3. Met with a wide range of customers to identify specific use cases.
4. Built a world-class team of expert engineers, advisors & business leaders.
5. Third place winner of the 2018 IEEE Women in Engineering Pitch Competition out of a pool of 12 well qualified, pre-screened startups.

$ 100 min

Invest

REMIND ME (130)

What you are investing in

Future Equity (Wefunder SAFE)

$5M valuation cap

EARLY BIRD BONUS: $4.5M Valuation Cap & 20% Discount

Investors who fund up to the first $50K of this fundraise will invest in a SAFE with a valuation cap of $4.5M and a discount of 20%.

15% discount

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $5M in the future.

Earning a return

Learn more about SAFEs

Investor perks

$1,000+
smartQED T-Shirt

$2,500+
smartQED T-Shirt + Backpack

$5,000+
Product demo & walkthrough by smartQED Founder & Head of Product. Invitation to join our Product Influencers who can give feedback and feature suggestions directly to the founder.

$10,000+
Dinner with smartQED executive team and key employees.

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Our Ambition

Our vision is to become the one-stop shop for DevOps & IT problem resolution. Whether it is a mission-critical problem with major business impact or a minor issue that keeps getting pushed to the back burner, smartQED would be able to guide its users to a solution quickly, like a virtual expert "IT doctor." Businesses today face enormous revenue loss and reputational damage due to IT service outages, and we want to help alleviate these pains.

smartQED_Exec_Summary.pdf

smartQED_Investor_Deck_wefunder.pdf

Video Transcript

smartqed.com

San Mateo, CA

b2b | artificial intelligence | collaboration | root cause analysis | rca | software | analytics | machine learning | enterprise it | tech | community | saas | b2b | technology | female founder

Why I Like smartQED, Inc.

> *This product is a brilliant concept! It solves the pain points of my IT Ops team.*

Global Telecommunications Executive

THE BUZZ ABOUT SMARTQED, INC.

> *I think that you have a very intuitive & innovative approach, it is a great concept.*

SVP, Physical Security Company

> *This product will be awesome if you can pull it off, today all of this is done in plain text and it is very inefficient*

IT Ops Manager, Leading Insurance Company

> *My greatest pain point is understanding what other people have done when resolving a problem, the effective collaboration tools that smartQED provides addresses this issue.*

Ops Engineer of Cloud Storage Company



The 1M/1M Incubation Radar: smartQED, San Mateo, California | Sramana Mitra

According to a MarketsandMarkets report, the incident response services market is estimated to grow from $13.09 billion in 2016 to $30.29 billion by 2021, at a CAGR of 18.3%. smartQED is an intelligent, AI-driven workbench for expediting IT incident

June 26, 2017 @ sramanamitra.com

The Problem: Inefficient Incident Response

There is a major lack of intelligent tools for IT/DevOps incident response. While there are many solutions that tell you when the lights are off, they are not able to recommend how to get the lights back on. Most issue tracking systems are still purely transactional & text-based in nature, and do not allow for easy visual collaboration or knowledge reuse.

Major Pain Points



Manual Searching and Filtering

Operations teams spend hours looking through search results



Fragmented Collaboration

Reading and understanding large pieces of fragmented text is cumbersome



Limited Knowledge Reuse

Difficult to leverage existing internal knowledge and community knowledge

smartQED Brings Method to the Incident Response Madness

Our collaborative, self-learning, visual workbench makes it easy for teams to conduct efficient cause analysis in a systematic fashion. We automatically recommend solutions by learning from user actions as they solve problems, and by analyzing public data from the web.



Intuitive Collaboration

In-context, visual collaboration.

Machine learning from user actions.

Audit trails & easy status tracking.



Powerful Recommendation Engine

Solution and Cause suggestions.

Leverage community intelligence from customers and public forums.

Effectively reuse internal knowledge.

Our Market

IT Outages account for $700B worth of revenue loss (IHS), and the IT Operations Management is a $21B market growing at a compound annual growth rate of 7% (Gartner). We also conducted a comprehensive market estimate using a bottoms-up methodology by analyzing government census data and segmenting companies by size and applicable industries for smartQED.

$700B	$21B
Lost due to IT Downtime (IHS)	IT Ops. Management Market size (Gartner)

Meet the Founders

World Class Team of Experienced Professionals in Enterprise Software



Julie Basu

CEO and Head of R&D

MS & PhD in CS from Stanford with focus on AI & Databases. Previously Dir. of Eng at Oracle.



Rishi Mukhopadhyay

COO and Head of Product

Led a VC deal from sourcing to close. Later, helped a startup raise capital, recruit a board & plan.

AND THE REST OF THE TEAM



Terry Gallagher

VP of Customer Solutions

(Part-Time)



Lauren Washington

Lead Data Scientist & ML Developer

(Part-Time)



Bonnie Chowdhury

Director of Engineering

(Part-Time)



Sapna Talreja

Full Stack Developer & Customer Support Engineer

(Part-Time)



June Mukherjee

Sr. QA Analyst & Technical Documentation

(Part-Time)

Raised $272,454 From 130+ Investors

Amount	Date	Type
$25,000	July 2016	CONVERTIBLE NOTE
$900	September 2016	PRICED ROUND
$25,000	October 2016	CONVERTIBLE NOTE
$25,000	December 2016	CONVERTIBLE NOTE
$75,000	March 2017	CONVERTIBLE NOTE
$50,000	November 2017	CONVERTIBLE NOTE
$71,554	In Progress	



Herbert Pagan

Currently active duty military.



Kaushik Roy



Trenton Scott Mihm



Chin Sin Yeo

businessman venture potential startup company



Claudio Gargiulo



Shane Amacker

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: What's new about the product you are building? How is it different?

SMARTQED: We have a unique & innovative solution that captures high fidelity data as users solve problems, and presents it in a way that is most effective and efficient for operations teams. We are yet to find a product in the market that combines visual, collaborative cause analysis tools with machine learning & intelligence for IT knowledge reuse, as intuitively as we do.

WF: Who are your competitors? How are you different?

SMARTQED: Our closest competitors are Moogsoft and Evanios. Moogsoft and Evanios are primarily alert consolidators (not our area of focus) but overlap with smartQED in some areas. Moogsoft does store cases of prior problems (based on alerting) and allows customers to match to their own prior problems. Evanios provides similar functionality and leverages internal data from issue tracking tools like ServiceNow as well. We have three main advantages compared to these solutions:

1) We have self-learning visual cause analysis tools, which not only provide users with a more comprehensive offering but also collect superior data for future solution recommendations. We have not seen other products have such a complete offering yet.

2) Our machine learning isn't just based only on prior case data, but we also learn from IT/DevOps team members as they collaborate to analyze and solve problems within our system.

3) We are the only product that allows customers to leverage each other's insights and consolidates community data found on the web using advanced natural language processing (NLP) techniques. This allows smartQED to have the largest pool of solutions available in its crowdsourced case base compared to our competitors, and thus enables our customers to leverage all the available knowledge effectively.

WF: How do you acquire customers?

SMARTQED: We are acquiring our first few customers through the wide network of our advisors and looking to partner with channels. For enterprise-focused companies, the credibility of having a prior relationship is very important in closing early deals. After we have a short track record, and some capital to invest in infrastructure & support, we plan to market a free trial online. We will also simultaneously hire a sales executive and build a small & nimble sales team who can help us source and up-sell our trial customers.

WF: What is unique about your team?

SMARTQED: Julie has delivered leading-edge enterprise products at Oracle to 1000s of customers. She has lived and breathed this problem throughout her career. In the course of these efforts, she realized that modern, intelligent tools were required to help resolve these problems more effectively. Julie has brought her unique ideas and deep insights into smartQED product design.

Terry was a crisis manager and has over 20 years of experience at Sun and other companies. His team was in charge of keeping 100+ Applications operational. Terry has been involved in countless war room situations. In the course of his work, he experienced the pain points that we are trying to solve first hand. Terry was unable to find a product to help his team with collaborative cause analysis in a user-friendly way that also was intelligent enough to reuse prior knowledge. He actually proposed building it in-house in the companies he worked for, but was unable to find the budget for it.

The intuitive design of smartQED's product comes from the domain expertise and deep insights of industry veterans like Julie & Terry. Our engineering team consists of experienced engineers including an ex-Google Data Scientist & Machine Learning developer. They are working hard to implement our vision. We are also proud to say that we have a gender balanced team with half of our core team being female.

WF: How will you make money?

We have two business models, on premise and cloud. For on-premise customers we have annual licenses based on number of users (by tier). For cloud customers, we have a monthly fee per user.

WF: What's your biggest risk? What keeps you up at night?

SMARTQED: Closing deals with enough enterprise customers to build a profitable company quickly.

To mitigate this risk and to create a solid customer pipeline, we are working with experienced Sales leaders and channel partners who have established relationships in the industry.

WF: Why wouldn't a large company like ServiceNow or Splunk do this themselves?

SMARTQED: Most large companies are focused on the established area that they service, and having the expertise to branch out of that is usually difficult and time consuming. Much of this innovation actually happens in startups such as smartQED.

We talked to a specific market leader within the IT service management/IT operations management area who confirmed this is a white space for them, and our tools would add a lot of value on top of their product.

WF: Who is your sweet spot customer? Where do you plan to expand?

SMARTQED: Currently, we are targeting cloud infrastructure service providers (IaaS) which is a market that is projected to grow 37% in 2017 and reach $35B by Gartner. Out of the total public cloud services market, Gartner expects this segment to grow the fastest.

Once we have a foothold in that space, we plan to expand to other market segments that have sizable IT Departments. We estimate that there are about 60,000 such companies, collectively an approximately $2.4B market, that could use a tool like smartQED.

WF: There are so many tools in the IT Operations Space. Can you fit into their ecosystem?

SMARTQED: Yes. Our solution is architected in a way that it is easily extensible and comes with out of the box adapters for common tools such as Splunk, Elasticsearch and New Relic. If a customer is using a custom tool or a product not already on our integration list – we provide REST APIs that can be used to do the integration quickly.

WF: How do you handle data privacy concerns?

SMARTQED: We have a multi-tenant architecture that provides complete data isolation for each client account. We support the sharing of problem data in an anonymized format to leverage community intelligence but we never share any information without explicit permission from a client.

Ask a Question

Type your question here...

ASK QUESTION

Barnaby Zelman Feb 10

Why bother with a Reg. CF funding round if you're going to have a $1,000 minimum investment. Seems counter-productive to me... would like to get in but not at Reg. D minimums...

Rishi Mukhopadhyay COO and Head of Product FOUNDER Feb 13

Hi Barnaby,

As per your feedback, we are working on changing our limit to $100. Hopefully, it should be done later today, if you are still interested in investing. Thank you for your interest!

Regards,
Rishi

Dean Bartosh Mar 17

* I think I understand what you're trying to accomplish with Smart QED, but maybe you could give an explanation in layman's terms what problem you're trying to solve and how SmartQED will solve it. ("Explain like I'm 5" for those of us who aren't developers.) * Julie's history shows a stealth-mode startup from 2013-2015. Is this startup related to SmartQED? Or was it another venture that she can tell us about? * How long will this round of funding be open?

Rishi Mukhopadhyay COO and Head of Product FOUNDER Mar 17

Hi Dean,

Think of us in two ways: 1) We are the Google Docs for IT Ops people 2) We are an IT Doctor that examines your problems and gives you the proper medicine (only here we are curing sick servers, routers etc :).

Julie did have a startup in the same domain doing log analytics, but the product & solution was different. The funding round is open until August, but we are targeting to raise the crowdfunding 100k portion within the next two months. After that we would like to target more traditional angel investors/ seed funds for fulfilling our 1M seed round.

MORE QUESTIONS

RISKS

1 The Company is an early stage company incorporated on April 13, 2016. Accordingly, the Company's operations are subject to all the risks inherent in the establishment of a new business enterprise, including potential operating losses. Any investment in the Company must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development in new and rapidly evolving markets. These risks include the Company's substantial dependence on acceptance into a highly competitive marketplace surrounded by better funded and more established companies, our need to conduct product development,

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

smartQED, Inc. is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How is Wefunder compensated?
Have another question?



Julie Basu, PhD

Founder, CEO & Head of R&D at smartQED

smartQED • Stanford University

San Francisco Bay Area • 430

InMail ···

- Innovative out-of-the-box thinker and effective leader with strong product vision & execution as well as deep technical knowledge and insight

- Proven record in jump-starting, managing and successfully delivering leading-edge Enterprise software products, starting with defining the vision & designing features, project planning, hiring of top talent, hands-on leadership and timely release of quality code under tight deadlines to thousands of Enterprise clients

- Excellent analytical and communication skills

- Co-inventor of 5 patents awarded by USPTO

- Co-Author of 2 books and many technical articles, with several well-received presentations at JavaOne, OracleWorld, VLDB and other conferences. 300+ citations to doctoral dissertation & technical papers on database caching at Stanford University, contributor to ANSI SQLJ standard (Embedded SQL for Java) and Java Community Standards.

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Julie's Activity

433 followers

+ Follow

Women in Open Source
Julie shared this

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Julie liked

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Experience

Founder, CEO & Head of R&D
smartQED
Apr 2016 – Present • 1 yr 11 mos
San Mateo, CA

Building an innovative product to accelerate the resolution of IT issues using AI & Machine Learning. smartQED greatly reduces the time to resolve complex IT problems through automation, in-context collaboration, and self-learning 'smart' visual tools.

Media (1)


Resolution

smartQED

Co-founder, CTO & Head of Engineering
Stealth-mode Startup
Oct 2013 – Apr 2015 • 1 yr 7 mos
San Francisco Bay Area

Board Member & Volunteer
Shadhika Foundation
2004 – 2012 • 8 yrs
Palo Alto, CA

Non-profit organization to empower under-privileged women and children in India.

Director, Software Development & Architecture
Oracle
Feb 2007 – Jan 2010 • 3 yrs

Responsible for the entire design, development & delivery of the Ajax / XML based Zimbra Web client connector for Oracle Beehive Collaboration Suite - the product was successfully deployed at Oracle to ~100K enterprise users.
- Senior managers and architects as direct reports
- Managed 20+ person development team including onshore employees & offshore contractors.

Technology Evangelist
Oracle Corporation
Dec 2004 – Feb 2007 • 2 yrs 3 mos

- Managed a team of architects for the first release of the Oracle Beehive Collaboration Suite
- Organized & led technical meetings and info sessions

Senior Development Manager, Java Products Group
Oracle
Sep 2001 – Nov 2004 • 3 yrs 3 mos

Managed the development of Oracle JSP and Mid-Tier XML

Development Manager, Java Products Group
Oracle
Jun 1998 – Aug 2001 • 3 yrs 3 mos

Managed the development of SQLJ (embedded SQL in Java) and Oracle JavaServer Pages (JSP)

Member of Technical Staff (Principal, Senior, Junior), Server Technologies
Oracle
Oct 1992 – May 1998 • 5 yrs 8 mos

Project Lead for SQLJ design and implementation,SQLJ standardization for ANSI
Various design and implementation projects involving Oracle Pro*C and Oracle 8 Objects

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Education

Stanford University
PhD, Computer Science with Database specialization
1998

Dissertation: Associative Caching in Client-Server Databases
Thesis Committee: Profs. Arthur Keller, Gio Wiederhold, Hector Garcia-Molina, Jeffrey Ullman

Proposed and investigated a new 'predicate caching' scheme for client-server DBs
http://infolab.stanford.edu/~basu/thesis.html

Papers published in the Third International Conference on Parallel and Distributed Information Systems, September 1994 and in The VLDB Journal, 1996.

Media (2)

Julie Basu's Dissertation

A predicate-based caching scheme for client-server database architectures - Springer

Stanford University
Master of Science (MS), Computer Science with AI emphasis
1989

Indian Institute of Science
Master of Engineering, School of Automation

Featured Skills & Endorsements

Oracle · 16 — **Meikel Poess and 15 connections** have given endorsements for this skill

Software Develop... · 14 — Endorsed by **Meikel Poess and 1 other who is highly skilled at this**
Endorsed by **6 of Julie's colleagues at Oracle**

Databases · 12 — Endorsed by **Alok Srivastava and 2 others who are highly skilled at this**
Endorsed by **6 of Julie's colleagues at Oracle**

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Recommendations

Received (0) Given (1)

Prateek Kulkarni
Full stack Web and Bigdata developer
August 1, 2016, Julie managed Prateek directly

Prateek is a highly skilled and innovative engineer who is committed, sincere and hardworking. He has a very strong technical foundation and is aware of all the latest technologies. In our project he had to learn 5 different software products that were new to him. Every time he mastered the concepts quickly, learnt about the details without any guidance whatsoever, and successfully used / integrated the products. He helped our project tremendously with his creative and practical suggestions. Without doubt, Prateek is one of the top engineers that I have worked with, his keen insight into complex issues is truly an asset. In addition to his technical skills, Prateek is always helpful and easy to work with.

Accomplishments

7 Publications

Information Integration Within the Enterprise Using XML • Parsing XML Efficiently • Developing Web Applications with Oracle JavaServer Pages • JavaServer Pages • Succeeding with Object Databases • Oracle 8i Java Component Programming with EJB, CORBA, and JSP • A Predicate-based Caching Scheme for Client-Server Database Architectures

5 Patents

Schema annotations for cache management • Method and software for processing server pages • Schema annotations for managing cached document fragments • Multithreaded client application storing a separate context for each transaction thus allowing threads to resume transactions started by other client threads • Method for processing host language source code containing embedded database language statements

4 Languages

Bengali • English • German • Hindi

1 Project

smartQED

Interests

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Rishi Mukhopadhyay

COO & Head of Product at smartQED

smartQED • University of Southern California

San Francisco Bay Area • 500+

InMail ···

Overview

Interested in working with revolutionary technology companies.

Worked previously as a venture analyst in analyzing market and financial potential of early-mid stage technology startups, along with providing operational assistance to portfolio companies. Prior experience also includes financial management as well as strategic advisory in the semiconductor fabrication field.

I enjoy working in hybrid technology and business development roles.

Expertise:
Technology Startup Financial Planning & Corporate Development
Venture Capital
Entrepreneurship
Software
Semiconductor Fabrication
Currency Investments

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Rishi's Activity

1,100 followers

+ Follow

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Thrilled and honored that Ken Chenault (fmr Amex CEO) is joining
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Experience

Co-Founder, COO & Head of Product
smartQED
May 2016 – Present • 1 yr 10 mos

We accelerate incident response for DevOps & IT Operations Teams.

Handling all aspects of operations, BD, product & strategy.

VP Corporate Development
FarmX
Dec 2015 – May 2016 • 6 mos
Santa Clara

Business Development Advisor
FarmX
Sep 2015 – Dec 2015 • 4 mos

Business Analyst
Indusage Partners
Sep 2014 – Dec 2015 • 1 yr 4 mos

Developer/ Business Analyst
Stealth Mode Startup
May 2014 – Sep 2014 • 5 mos

Co Portfolio Manager
ClearPeak FX Fund, LP
Jan 2013 – May 2014 • 1 yr 5 mos

Develop and implement short term semi automated foreign exchange trading strategies.

Manage currency risk in the portfolio.

Founder, Managing Director
ClearPeak Capital Management
Sep 2012 – May 2014 • 1 yr 9 mos

Liaison between prime brokers and legal council to set up company infrastructure and adhere to compliance guidelines.

Manage currency portfolio using a mixture of manual trading and semi-automated computerized strategies.

Summer Intern
Indusage Advisors Limited
Jun 2013 – Sep 2013 • 4 mos

Working under fund manager Sriram Viswanathan on analysis of semiconductor industry trends to provide advise to a large semiconductor fabrication company.

Identifying innovative technology startups for potential investment opportunities.

Summer Intern
Socialtext
Jun 2011 – Aug 2011 • 3 mos

Managing creation and integration of an online E-Store with current infrastructure as well as business applications(Salesforce and Marketo)

Salesforce.com and Marketo administration

Working with Marketing team to create effective customer flows for E-Store experience.

Consultant
Swaaj
Jun 2011 – Aug 2011 • 3 mos

Worked on planning and creation of a company website.

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Education

University of Southern California
B.S, Computer Science/Business Administration
2010 – 2014
Activities and Societies: Vice President- National Organization of Business and Engineering USC Chapter. http://www.nobenational.org/usc/officers/

Amador Valley High School

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Recommendations

Received (1) Given (2)

Britta Meyer
Chief Marketing Officer (CMO)
February 13, 2012, Britta was senior to Rishi but didn't manage directly

I have always been a big fan of Rishi. The combination of his technical skill set and his business acumen make him a very impactful resource in a start-up environment. The company definitely benefited from his enthusiasm, energy, and desire to make something happen. I have no doubt Rishi has a fantastic career ahead of him.

Accomplishments

9 **Courses**
Business Statistics • Data Structures • Finance • Intro to Accounting • Intro to Programming • Marketing • Object Oriented Programming • Organizational Behavior • Web Development

1 **Language**
Bengali

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